UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BALL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ball Corporation

10 Longs Peak Drive, Broomfield, CO 80021

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 29, 2020

The following Notice of Change of Location relates to the meeting notice and the proxy statement (collectively, the “Proxy Statement”) of Ball Corporation (the “Company”), dated March 16, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 29, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 2, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Ball Corporation

10 Longs Peak Drive, Broomfield, CO 80021

Supplemental Proxy Materials for the

Annual Meeting of Shareholders

To Be Held on April 29, 2020

NOTICE OF CHANGE OF LOCATION

April 2, 2020

Dear Shareholders of Ball Corporation:

Following the recommendations to limit large group gatherings from each of the World Health Organization and the U.S. Centers for Disease Control and Prevention, the Public Health Orders issued by the Executive Director of the Colorado Department of Public Health and Environment and the Executive Order issued by the Governor of the State of Colorado mandating limits on the type and size of gatherings, and to support the health and well-being of our shareholders, employees and community due to the evolving impact of the coronavirus outbreak (“COVID-19”), NOTICE IS HEREBY GIVEN that our Board of Directors has determined to transition the location of the 2020 Annual Meeting of Shareholders of Ball Corporation (the “Company”) from in-person to virtual-only. At this time, we expect to resume holding in-person meetings in future years.

As previously announced, the Annual Meeting will be held on Wednesday, April 29, 2020 at 7:30 a.m., Mountain Time. In light of public health concerns regarding the COVID-19 outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 5, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BLL2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you are attending the meeting as a shareholder or beneficial owner, written questions may be submitted online through the virtual meeting platform.  We urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

The 2020 Annual Meeting will be held to tabulate the votes cast and to report the results on the items described in the Proxy Statement. No management presentations or other business matters are planned for the meeting.

By Order of the Board of Directors,

Charles E. Baker

Corporate Secretary

Ball Corporation

IMPORTANT NOTICE REGARDING THE ANNUAL MEETING OF SHAREHOLDERS OF BALL CORPORATION

The 2020 Annual Meeting will be held at www.virtualshareholdermeeting.com/BLL2020.  To attend the 2020 Meeting, click the link above and enter the control number found on your proxy card, voting instruction form or notice you received.

The 2020 Proxy Statement and 2019 Annual Report are available on our website at www.ball.com/investors or at www.proxyvote.com.

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